Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Barclays Bank PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

The amendment to the prospectus supplement to which this Exhibit is attached is a final prospectus for the related Rescission Offer.

The maximum aggregate offering price of the securities is $55,991,100.00.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Structured Notes(2)	Rule 457(j)	$55,991,100.00	100%	$55,991,100.00	$92.70 per $1 million	$5,190.37(1)	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	—	—	—	—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	—	N/A	—	—	N/A	N/A	N/A	N/A

	Total Offering Amounts			—	—	$55,991,100.00	—	$5,190.37	—	—	—	—

	Total Fees Previously Paid			—	—	—	—	N/A	—	—	—	—

	Total Fees Offsets			—	—	—	—	N/A	—	—	—	—

	Net Fee Due			—	—	—	—	$5,190.37	—	—	—	—

(1)

Subject Securities that are Structured Notes were sold prior to the registration thereof and are subsequently registered for the purpose of making an offer of rescission of such sale or sales. Therefore, in accordance with Rule 457(j) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the Issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(2)	The security class titled “Structured Notes” includes equity-linked notes and rates-linked notes.